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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Boron, LePore & Associates, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 1999 included in Boron, LePore & Associates, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


Roseland, New Jersey
November 8, 1999



                                    /s/ Arthur Andersen LLP
                                    ARTHUR ANDERSEN LLP